Exhibit 10.86

EXCHANGE AND SETTLEMENT AGREEMENT

I

PARTIES

THIS EXCHANGE AND SETTLEMENT AGREEMENT (the “Agreement”) is effective as of the 24th day of March 2026 (the “Effective Date”), by and between AGILE CAPITAL FUNDING LLC, a New York limited liability company (“Agile”); and, AMERICAN REBEL HOLDINGS, INC., a Nevada corporation (“AREB”). AREB and Agile are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II

RECITALS

WHEREAS, AREB previously entered into that certain Business Loan and Security Agreement (the “Loan Agreement”), pursuant to which Agile extended a term loan in the principal amount of $787,500.00, inclusive of a $37,500.00 Administrative Agent Fee, with drawdowns governed by the Drawdown Schedule set forth in the Loan Agreement. Except as otherwise provided herein, terms defined in the Loan Agreement shall have the same meaning when used herein;

WHEREAS, under the terms of the Loan Agreement, AREB was obligated to repay a total amount of $1,134,000.00, which includes all accrued interest, lender fees, and third-party charges;

WHEREAS, AREB currently has an outstanding balance of $860,500.00 under the Loan Agreement, and such amount represents the settled balance currently owed by AREB to Agile;

WHEREAS, the Parties agree that the Loan Agreement, and term loan associated therewith, along with any Advances made thereunder, represented a “security”, as that term is commonly defined under the applicable rules and regulations of the Securities Act of 1933, as amended from time-to-time (the “Securities Act”).

WHEREAS, the Parties expressly agree that this Agreement shall supersede the original versions and all previous modifications, amendments, and restructurings (if any) regarding the Loan Agreement and any other agreement related thereto (collectively, the “Prior Agreements”).

WHEREAS, The transactions envisioned hereunder will be affected in compliance with, and will otherwise satisfy, all requirements of Section 3(a)(9) of the Securities Act.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged (all of the foregoing specifically in respect to this Agreement and not for any other actions or transactions by and between the Parties), the Parties, intending to be legally bound, hereby agree as follows:

III

EXCHANGE AND ISSUANCE

3.1 Exchange. On the Closing Date, subject to the terms and conditions of this Agreement, AREB and Agile shall, pursuant to Section 3(a)(9) of the Securities Act, exchange a fixed amount of outstanding balance (collectively, the “Settled Payments”) for 98,000 shares of AREB Series D Convertible Preferred Stock (the “Settlement Shares”), valued at $7.50 per share. The issuance of the Settlement Shares for the Settled Payments is hereby defined as the “Exchange.”

For purposes of this Section 3.1, the aggregate amount being settled is $525,000.00 (the “Note Balance”), plus a 40% fee equal to $210,000.00 (the “Fee”). The Note Balance plus the Fee equals $735,000.00 (the “Settlement Amount”). The number of Settlement Shares issuable is determined by dividing the Settlement Amount by $7.50 per share ($735,000.00 ÷ $7.50 = 98,000 Settlement Shares).

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Upon consummation of the Exchange, the Settled Payments shall be deemed satisfied in full and no longer due or payable; for the avoidance of doubt, except as expressly set forth herein (or in a written amendment executed by the parties), the Loan Agreement shall otherwise remain in full force and effect with respect to any obligations not included in the Settled Payments.

“AREB Series D Convertible Preferred Stock” means the Company’s Series D Convertible Preferred Stock, with the rights, preferences, privileges, limitations, and conversion features set forth in the Company’s organizational documents and the applicable certificate/articles of designation (as filed and in effect from time to time). Each share of AREB Series D Convertible Preferred Stock is convertible into shares of AREB common stock, par value $0.001 per share (the “Common Stock”) at a fixed price of $1.50 per share (each preferred share converts into five shares of Common Stock).

3.1A Remaining Note Balance; Weekly Payment Schedule. Effective immediately upon consummation of the Exchange, the remaining balance due and owing under the Loan Agreement shall be $335,500.00. Commencing on April 15, 2026, and continuing on each Wednesday thereafter for nineteen (19) additional consecutive weeks, AREB shall pay to Agile twenty (20) equal weekly installments of $16,775.00 each, until the remaining balance is paid in full. Except as expressly modified by this Section 3.1A, the payment procedures, mechanics, and other applicable terms governing such installments under the Loan Agreement shall remain unchanged and continue to apply. The twentieth and final installment shall be due on August 26, 2026. The payment schedule attached hereto as Schedule 3.1A is incorporated herein by this reference.

3.2 Issuance of the Settlement Shares. Concurrent with the Exchange, AREB shall issue the Settlement Shares to Agile (the “Issuance”). In order to affect the Issuance, the Parties further agree as follows:

(a) The Settlement Shares shall be issued in restricted form under the Securities Act of 1933, as amended, by AREB’s securities counsel. AREB agrees to file a resale registration statement (the “Registration Statement”) covering Agile’s resale of all of shares of common stock underlying the conversion of the Settlement Shares within three (3) business days of executing this Agreement or the filing of the AREB’s FY2025 Annual Report for the period ending December 31, 2025 whichever is the later. If the Registration Statement is not filed within the agreed timeframe, the total number of Settlement Shares shall automatically increase by ten percent (10%).

(b) AREB shall pay all costs charged in order to affect the Issuance, the costs of the Registration Statement and the conversion of the Settlement Shares and subsequent issuance of shares of common stock by AREB’s transfer agent.

(c) The Issuance and Exchange is intended to be in full compliance with, and otherwise satisfy, the requirements of Section 3(a)(9) of the Securities Act.

(d) The Settlement Shares contain a provision limiting Agile’s beneficial ownership percentage in AREB. The Parties agree that such provision is a material part of this Agreement and shall not be breached by AREB. In no event shall Agile be deemed to beneficially own more than 4.99% of the outstanding shares of Common Stock of AREB.

(e) Notwithstanding anything to the contrary contained in this Agreement the parties hereto agree that the total cumulative number of shares of Common Stock issued pursuant to this Agreement, upon the conversion of the AREB Series D Convertible Preferred Stock may not exceed the requirements established in Nasdaq Listing Rule 5635(a) (the “Approval”), except such limitation shall not apply following compliance by AREB with the requirements of the Approval, if required. If necessary, AREB covenants and agrees to obtain the Approval, within 60 days of the determination date that the Approval is required, of the shares of Common Stock to be issued under this Agreement.

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IV

RELEASE

4.1 Mutual Release. In consideration of the covenants, promises, and satisfaction of the obligations contained in this Agreement, and other good and valuable consideration, the receipt and value of which is hereby confirmed, Agile on the one hand, and AREB on the other hand, shall hereby fully, finally, and forever settle and release each other and their respective executors, administrators, successors, assigns, directors, officers, stockholders, members, managers, owners, affiliates, and attorneys from any and all known and unknown claims of every nature and kind whatsoever, losses, fines, penalties, damages, demands, judgments, debts, obligations, interests, liabilities, causes of action, breaches of duty, costs, expenses, and injunctions of any nature whatsoever, whether known or unknown, arising under or related to the Exchange and the Loan Agreement.

4.2 Express Waiver of Certain Rights. The Parties hereby agree that the release of claims hereunder shall expressly include (i) any and all known and unknown claims of every nature and kind whatsoever which the Parties now or hereafter may have with respect to each other with regard to and arising under the Exchange; and, (ii) the irrevocable waiver by AREB of all rights of offset, defense, or counterclaims with respect to the enforceability of any of the Prior Agreements (collectively referred to herein as the “Released Claims”).

4.3 Covenant Not to Sue. A “covenant not to sue” is a legal term which means that each Party promises not to file a lawsuit or other legal claim against the other Party. The Parties promise not to file a lawsuit, arbitration proceeding, administrative proceeding, or any other legal claim against the other Party. It is different from the mutual release and waiver in the above sections. Besides waiving and releasing claims hereunder, each Party agrees never to sue any of the persons named in Section 4.1, above, in any court, arbitration proceeding, administrative proceeding or otherwise, for any claim released in this Agreement. Notwithstanding this Covenant Not to Sue, either Party may bring a claim against the other Party to enforce this Agreement, and may bring any other claim that cannot legally be waived.

4.4 After Acquired Information. The Parties acknowledge that they may hereafter discover information, facts, or circumstances different from or in addition to those which they now know or believe to be true. This Agreement shall remain in full force and effect in all respects notwithstanding such discovery, and the Parties expressly accept and assume the risk of such possible additions to or differences from those facts now known or believed to be true.

4.5 Enforceability. The enforceability of this Agreement is conditioned upon each Party satisfying its respective obligations hereunder.

4.6 No Prior Assignments. The Parties hereby covenant that no part of the Loan Agreement or the Released Claims has been assigned to any other person, and that no other person has any interest in any part of the Loan Agreement or the Released Claims. In the event any other person asserts any interest with respect to the Loan Agreement or the Released Claims, then the Party breaching this covenant shall indemnify the Party against whom such claim is asserted for any and all damages, costs, and fees.

4.7 Specific Exclusions. It is expressly understood that the release contained in this Agreement does not encompass the promises and obligations of the Parties under this Agreement or the rights remaining under the Loan Agreement, which the Parties agree remain in full and force effect, as amended hereunder. This Agreement also does not contemplate or include within the release hereunder post-Effective Date intentionally willful, tortious, or criminal acts of either Party, such acts being expressly excluded from this Agreement.

4.8 No Admission of Liability. Notwithstanding the terms and conditions of this Agreement, execution hereof shall in no manner or form constitute the admission of liability or responsibility of either Party in respect to the Exchange.

4.9 Independent Legal Counsel. Each Party warrants, represents, and agrees that in executing this Agreement, it does so with full knowledge of the rights each may have with respect to the other Parties, and that each has received, or has had the opportunity to receive, independent legal, tax, and business advice as to these rights. Each Party has executed this Agreement as the result of arm’s length negotiations conducted by and among the Parties and their respective counsel or advisors, and free of any fraud, duress, or undue influence.

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4.10 Disclosure. AREB shall be entitled to issue a press release regarding the release hereunder and the terms and conditions of this Agreement, and that it shall timely file a form 8-K with the Securities and Exchange Commission (the “SEC”) in order to satisfy applicable federal securities laws, if necessary.

V

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF AGILE

Agile hereby further represents and warrants to AREB as follows as of the Effective Date:

5.1 Execution and Performance of Agreement. Agile has the requisite right, power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and all transactions contemplated hereunder. All requisite proceedings and actions have been taken and all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance of this Agreement by Agile have been obtained. This Agreement has been duly and validly executed and delivered by Agile and constitutes the valid, binding, and enforceable obligation of Agile except as such enforcement may be limited by laws such as bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

5.2 Effect of Agreement. As of the Effective Date the consummation by Agile of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not:

(a) Violate any judgment, statute, law, code, act, order, writ, rule, ordinance, regulation, governmental consent or governmental requirement, or determination or decree of any arbitrator, court, or other governmental agency or administrative body, which now or at any time hereafter may be applicable to and enforceable against the relevant party, work, or activity in question or any part thereof (collectively, “Requirement of Law”) applicable to or binding upon Agile; or

(b) Result in the breach of, or constitute a default under, any agreement, commitment, contract (written or oral), or other instrument under which Agile is obligated.

5.3 Consents. No consents, approvals, or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other person or entity in connection with the execution and delivery of the Agreement and the performance of any obligations of Agile contemplated hereunder.

5.4 Accredited Investor. Agile is (i) an “accredited investor”, as that term is defined in Rule 501 under the Securities Act; (ii) experienced in making investments of the kind described in this Agreement and the related documents; and, (iii) able, by reason of the business and financial experience of its officers and professional advisors (who are not affiliated with or compensated in any way by AREB or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and to evaluate the merits and risks of entering in to this Agreement.

5.5 Investigation and Reliance. On or prior to the Effective Date, Agile will have had an opportunity to inspect the books and records of AREB and the filings of AREB with the SEC. Agile is executing this Agreement based upon its own independent investigation and evaluation of AREB and its prospects, and the covenants, representations and warranties of AREB set forth herein. Agile is expressly not relying on any oral representations made by AREB or any person affiliated with AREB.

5.6 Confirmation of Release by Agile. Upon execution of this Agreement Agile acknowledges and agrees that it is irrevocably and unconditionally releasing, waiving, and forever discharging AREB, its affiliates, officers, directors, employees, agents, successors, and assigns from any and all claims, demands, causes of action, liabilities, and obligations of any kind whatsoever, whether known or unknown, suspected or unsuspected, arising out of or related to Loan Agreement or the Prior Agreements.

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This release specifically includes, without limitation, the full and final release of any and all personal guarantees, security interests, or other collateral rights afforded to Agile under the Prior Agreements. Agile acknowledges that it has no further rights to enforce or pursue any such guarantees or claims following the execution of this Agreement.

VI

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF AREB

AREB hereby further represents and warrants to Agile as follows as of the Effective Date:

6.1 Execution and Performance of Agreement. AREB has the requisite right, power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and all transactions contemplated hereunder. All requisite proceedings and actions have been taken and all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance of this Agreement by AREB have been obtained. This Agreement has been duly and validly executed and delivered by AREB and constitutes the valid, binding, and enforceable obligation of AREB except as such enforcement may be limited by laws such as bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

6.2 Effect of Agreement. As of the Effective Date the consummation by AREB of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not:

(a) Violate any Requirement of Law applicable to or binding upon AREB;

(b) Violate the terms of the formation documents or other governance documents of AREB; or

(c) Result in the breach of, or constitute a default under, any agreement, commitment, contract (written or oral), or other instrument under which AREB is obligated.

6.3 Consents. No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other person or entity in connection with the execution and delivery of this Agreement and the performance of any obligations of AREB contemplated hereunder.

6.4 Enforceable Obligations. Each of the Exchange and the Issuance constitutes a valid and legally binding obligation of AREB, enforceable against AREB in accordance with the terms thereof subject to the effects of bankruptcy, insolvency, fraudulent conveyance, and other laws affecting creditors’ rights generally and to general equitable principals.

6.5 No Commission or Similar Payments. AREB is not obligated to pay, and will not pay, any commission or any other remuneration of any kind in connection with the solicitation for the Exchange and the Issuance.

6.6 No Other Consideration. Agile is neither obligated nor required to contribute, and will not contribute, any cash or other property, other than the outstanding loan balance in exchange for the Exchange Shares and Prefunded Warrant.

6.7 Investigation and Reliance. AREB is executing this Agreement based upon its own independent investigation and evaluation of the transactions envisioned hereunder, and the covenants, representations, and warranties of Agile set forth herein. AREB is expressly not relying on any oral representations made by Agile or any person affiliated with Agile.

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VII

ADDITIONAL PROVISIONS

7.1 Executed Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Fax or E-Mail, such signature shall create a valid and binding obligation of that Party (or on whose behalf such signature is executed) with the same force and effect as an original thereof. Any reproduction copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

7.2 Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties regarding the Exchange. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

7.3 Severability. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

7.4 Governing Law. This Agreement shall be governed by the laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the state and federal courts in Clark County, Nevada, shall be the sole jurisdiction and venue for such action.

7.5 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

7.6 Waiver. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

7.7 Recovery of Fees by Prevailing Party. In the event of any legal action (including arbitration) to enforce or interpret this Agreement, the non-prevailing Party shall pay the reasonable attorneys’ fees and other costs and expenses (including expert witness fees) of the prevailing Party in such amount as the may be determined. In addition, such non-prevailing Party shall pay reasonable attorneys’ fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

7.8 Recitals. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

7.9 Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

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7.10 Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

7.11 No Third Party Beneficiaries. This Agreement has been entered into solely by and between AREB and Agile, solely for their benefit. Except as otherwise provided in Section 4.1, above, there is no intent by either Party to create or establish a third party beneficiary to this Agreement, and no such third party shall have any right to enforce any right, claim, or cause of action created or established under this Agreement.

7.12 Time. All Parties agree that time is of the essence as to this Agreement.

7.13 Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties; is the product of the work and efforts of all Parties; and, shall be deemed to have been drafted by all Parties. Each Party has had the opportunity to be represented by independent legal counsel of its choice. In the event of a dispute, no Party shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

7.14 Agreement Provisions, Exhibits, and Schedules. When a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, or Schedule, such reference shall be to said item of this Agreement unless otherwise indicated. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

7.15 Further Assurances. Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this Section.

7.16 Notices.

7.16.1. Method and Delivery. All notices, requests, and demands hereunder shall be in writing and delivered by hand; Electronic Transmission; mail; or, recognized commercial over-night delivery service (Federal Express, e.g.), and shall be deemed given if (a) by hand delivery, upon such delivery; (b) by Electronic Transmission, 24-hours after transmission of same; (c) by mail, 48-hours after deposit in the U.S. mail, first class, registered or certified mail, postage prepaid; or, (d) by recognized commercial over-night delivery service, upon such delivery.

7.16.2. Consent to Electronic Transmission. Each Party hereby expressly consents to the use of Electronic Transmission for communications and notices under this Agreement. For purposes of this Agreement, “Electronic Transmission” means a communication (i) delivered by Fax or E-Mail when directed to the Fax number or E-Mail address, respectively, for that recipient on record with the sending Party; and, (ii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

7.16.3. Address Changes. Any Party may alter the Fax number, E-Mail address, physical address, or postage address to which communications or copies are to be sent by giving notice of such change of address to the other Parties in accordance with the provisions of this Section 7.16.

7.17 Best Efforts. Each Party shall cooperate in good faith with the other Parties generally, and in particular, the Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future. However, the obligations under this Section 7.17 shall not include any obligation to incur substantial expense or liability.

7.18 Definitional Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to “Dollars” or “$” shall be construed as being United States Dollars; (vi) the term “including” is not limiting and means “including without limitation”; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

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VIII

EXECUTION

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties and shall be effective as of and on the Effective Date. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

AGILE:		AREB:

AGILE CAPITAL FUNDING LLC, a New York limited liability company		AMERICAN REBEL HOLDINGS, INC., a Nevada corporation

BY:	/s/ Aaron Greenblott	BY:	/s/ Charles A. Ross, Jr.
	Aaron Greenblott, CFO		Charles A. Ross, Jr., CEO

DATED:	3/27/2026	DATED:	3/26/2026

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SCHEDULE 3.1A

WEEKLY PAYMENT SCHEDULE

Remaining Note Balance: $335,500.00 Weekly Payment Amount: $16,775.00

Payment No.	Due Date	Amount
1	April 15, 2026	$16,775.00
2	April 22, 2026	$16,775.00
3	April 29, 2026	$16,775.00
4	May 6, 2026	$16,775.00
5	May 13, 2026	$16,775.00
6	May 20, 2026	$16,775.00
7	May 27, 2026	$16,775.00
8	June 3, 2026	$16,775.00
9	June 10, 2026	$16,775.00
10	June 17, 2026	$16,775.00
11	June 24, 2026	$16,775.00
12	July 1, 2026	$16,775.00
13	July 8, 2026	$16,775.00
14	July 15, 2026	$16,775.00
15	July 22, 2026	$16,775.00
16	July 29, 2026	$16,775.00
17	August 5, 2026	$16,775.00
18	August 12, 2026	$16,775.00
19	August 19, 2026	$16,775.00
20	August 26, 2026	$16,775.00

Total of 20 weekly payments: $335,500.00. Final payment date: August 26, 2026.

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